PRIDE BUSINESS DEVELOPMENT HOLDINGS, INC.
                             SUBSCRIPTION AGREEMENT


                                  INSTRUCTIONS


                IMPORTANT: PLEASE READ CAREFULLY BEFORE SIGNING.
          SIGNIFICANT REPRESENTATIONS ARE CONTAINED IN THIS DOCUMENT.


1. Individual Investors must fill in their name and amount subscribed for and complete the requested information on pages 10 and 11 and sign the signature page on page 11.

2. Entity Investors must fill in their name and amount subscribed for and complete the requested information on pages 12 and 13 and if applicable, page 14 and sign the signature page on page 12 and if applicable, page 13.

3. Every Investor must complete the NASD questionnaire found on pages 15 through 20, and sign the signature page on page 20.

4.          Every Investor

            U.S. Taxpayers: Please complete the Form W-9, Request for Taxpayer Identification Number and Certification, and return it along with the rest of this Subscription Agreement to the Partnership. You do not need to fill out the Form W-8BEN.

            Non-U.S. Taxpayers: Please complete the Form W-8BEN, Certificate of Foreign Status of Beneficial Owner for U. S. Tax Withholding, and return it along with the rest of this Subscription Agreement to the Partnership. You do not need to fill out the Form W-9.

            Note: Certain non-U. S. taxpayers (including those that are engaged in a U.S. trade or business, are foreign governments or are foreign intermediaries), instead of completing Form W-8BEN, will need to complete either (i) Form W-8ECI, Certificate of Foreign Person's Claim for Exemption From Withholding on Income Effectively Connected With the Conduct Of a Trade or Business in the United States; (ii) Form W-8EXP, Certificate of Foreign Government Or Other Foreign Organization for United States Tax Withholding; or (iii) Form W-8IMY, Certificate of Foreign Intermediary, Foreign Partnership, or Certain U. S. Branches for
            U. S. Tax Withholding. These forms, and their instructions, may be obtained from the General Partner or from the Internal Revenue Service world wide web site at http://www.irs.gov/forms_pubs/forms.html. Again, in such case you do not need to fill out the Form W-9.

           Whether you are filling out the Form W-9 or the Form W-8BEN (or W-8ECI, W-8EXP or W-8IMY), please complete the information requested therein and return the Form, along with this Subscription Agreement. Do not file any of the above forms with the Internal Revenue Service.


             DELIVER THE EXECUTED AGREEMENTS AND NASD QUESTIONNAIRE
                                AND TAX FORM TO:

                    Pride Business Development Holdings, Inc.
                             15760 Ventura Boulevard
                                   Suite 1020
                            Encino, California 91436
                               Fax: (818) 206-0053
                               Tel: (866) 868-0461

     ALONG WITH PAYMENT FOR THE SHARES SUBSCRIBED FOR


If you have any questions regarding this form, please contact Ari L. Markow at the Issuer.

                             SUBSCRIPTION AGREEMENT

      This Subscription Agreement is executed by Pride Business Development Holdings, Inc., a Nevada corporation, with an office at 15760 Ventura Boulevard, Suite 1020, Encino, California (hereinafter referred to as the "ISSUER" or Pride or the Company) and the undersigned, with an office/residence at the address on the signature page hereof (hereinafter referred to as the ("SUBSCRIBER").

      The ISSUER will sell units ("Units") in an offering on a "no minimum, seven and onehalf (7 1/2) Unit maximum basis" at one hundred thousand (US$100,000.00) per Unit (subscriptions for fractional Units are permitted and may be accepted at ISSUER'S discretion). Each Unit consists of the following:


The Offering

Issuer: Pride Business Development Holdings, Inc. ("Pride" or the "Company"), a Nevada Corporation located at 15760 Ventura Boulevard, Suite 1020, Encino, CA 91436.

Type of Security:  Subordinated 12% Bridge Notes.

Interest:          Interest on the Note is payable in arrears and in cash.

                  If the Note is not repaid in 6 months from the date of the issue, the interest rate increases to 13%.

                  If the Note is not repaid 9 months from the date of issue, the interest rate increases to 14%.

Term:              Earlier of:

                  Six Months from the date of issue. OR an equity financing of no less than $2 Million.


Amount:            No greater than USD $750,000.00


Shares: The Company will issue 140,000 shares of Pride common stock, US$.001 par value (the "Shares") to investors for each $100,000 of Notes purchased.

                  If the Note is not repaid in 6 months from the date of the issue, the Company will issue warrants to purchase 25,000 additional Shares at $0.75 per share for every $100,000 of notes subscribed. The term of the warrants will be 3 years from the date of issue.

                  If the Note is not repaid in 9 months from the date of the issue, the Company will issue additional warrants to purchase 25,000 additional Shares at $0.75 per share for every $100,000 of notes subscribed. The term of the warrants will be 3 years from the date of issue.

Use of Proceeds:   General working capital of the Company.

Security:         A lien on all assets of the Company, which will be subordinate to those already existing and to any letter of credits issued to support working capital needs of the company. The Company will pay the expenses of filing and recording the liens under this Agreement.

Registration:     The Company will file a registration statement within 9
                  months of issuance of the Note and include all the underlying shares of common stock issued for the notes and any exercise of the warrants. The note holders will have piggy-back registration rights if the Company files registration for any other Shares before this 9 month period. Piggy-back registration will be with the acceptance of the underwriters as selected by the Company.

Capitalization:   All Shares and warrants are based on approximately 14,000,000 fully diluted shares outstanding in the Company excluding the Shares, and warrants included in this offering.

Reorganization:   In case the Company reorganizes itself, this entire
                  agreement will be applicable to any future entity arising out of the reorganization.

Placement Agent:  Watson Securities Corp. located at 100, Park Avenue,
                  Suite 1600, New York, NY 10017.

Fees: The Company will pay the Placement Agents a cash fee of 2.5% of the proceeds of the offering and out of pocket expenses. The Company will also grant a total of 12,600 common Shares of the Company for $100; to Strategic Capital Management LLC for every $100,000 of the Notes subscribed.

      The ISSUER intends to have the proceeds released from the escrow of subscription funds held by ISSUER from time to time, at which time the ISSUER will accept the subscription and direct its transfer agent to issue the stock certificate representing the Shares subscribed and to be sent by the transfer agent. The offering will continue until the ISSUER in its sole discretion decides to terminate the offering. There will be no notice of the termination of the offering to any persons, including SUBSCRIBER. Subscriptions may be rejected, in whole or in part, in which case the ISSUER will return the subscription funds, without interest, after deduction of the amount due for an accepted partial subscription, if any. This offering is being made by the ISSUER in reliance upon the exemption contained in Section 4(2) of the Securities Act of 1933, as amended ("Securities Act").

      Because the offering is being made on a no minimum basis, and there is no assurance that all the securities offered will be subscribed for, if you are an early investor/subscriber, you bear a disproportionate risk that your funds will be the only ones received by the ISSUER and will be inadequate to implement the ISSUER's business plan. All funds delivered to the ISSUER will be considered those of the ISSUER at the time of receipt, subject to the rights of creditors of the ISSUER.

      Each of the parties hereto hereby represents and warrants to, and agrees with, the other as follows:

        1. Agreement to Subscribe; Subscription Price.

            a. Subscription. SUBSCRIBER hereby subscribes for, and ISSUER agrees to sell the Units for an aggregate purchase price of US$100,000.00 times the number of Units subscribed for ("Purchase Price"). To subscribe, the SUBSCRIBER must complete the appropriate investor questionnaire, the NASD questionnaire, the signature page and complete the Internal Revenue Service Form, and return all four items to the ISSUER. (If you do not complete the required tax form, you may be subject to backup withholding taxes.)

            b. Form of Payment. SUBSCRIBER shall pay the Purchase Price for the Units purchased hereunder by wire transfer of same day funds in United States Dollars to the ISSUER. ISSUER shall deliver one or more certificates representing the Shares to the SUBSCRIBER promptly after acceptance of the subscription, and send to the SUBSCRIBER a copy of this agreement countersigned by the ISSUER.

                  Wired funds should be sent to the following:

                  Wells Fargo Bank
                  15760 Ventura Blvd., 1st Floor
                  Encino, California 91436
                  ABA #121000248
                  Account #1810286201
                  FBO: Pride Business Development Group, Inc.


            c. Irrevocable Subscription. This subscription by the SUBSCRIBER is irrevocable and may not be assigned, hypothecated or transferred. The Shares and warrants subject to this Subscription Agreement may not be assigned, hypothecated, transferred, sold or optioned prior to receipt of a warrant agreement and stock certificate representing the Shares, and then only in accordance with this Subscription Agreement and the applicable Federal and state securities laws.

        2. Subscriber Representations.

            a. Transactional Representations. SUBSCRIBER represents, warrants to and agrees with ISSUER as follows:

                  (i) SUBSCRIBER is purchasing the Units for its own account for investment purposes and not with a view toward distribution.

                  (ii) SUBSCRIBER understands that the Units, including the Shares and warrants (and underlying Shares), have not been registered under the Securities Act and that such securities are "restricted securities" as defined in Rule 144 promulgated under the Securities Act. SUBSCRIBER further understands that the Units, including the Shares and warrants (and underlying Shares), may not be offered, resold, pledged or otherwise transferred by such SUBSCRIBER except: A) (1) pursuant to an effective registration statement under the Securities Act, or (2) pursuant to an available exemption from the registration requirements of the Securities Act; and B) in accordance with all applicable securities laws of the states of the United States and other jurisdictions;

                  (iii) SUBSCRIBER understands that the purchase of the Units, including the Shares and warrants (and underlying Shares), involves a high degree of risk, including entire loss of the investment and further acknowledges that it can bear the economic risk of the purchase of the securities, including the total loss of its investment and the risk that the ISSUER may not sell all the Units offered and only raise a small portion of the funds sought;

                  (iv) SUBSCRIBER understands that the Units, including the Shares and warrants (and underlying Shares), are being offered and sold to it in reliance on specific exemptions from the registration requirements of federal and state securities laws and that the ISSUER is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of SUBSCRIBER set forth herein in order to determine the applicability of such exemptions and the suitability of SUBSCRIBER to acquire the securities;

                  (v) SUBSCRIBER, and its independent advisors, are sufficiently experienced in financial and business matters to be capable of evaluating the merits and risks of its investment in the Units, including the Shares and warrants (and underlying Shares), and to make an informed decision relating thereto; and

                  (vi) In evaluating its investment in the Units, including the Shares and warrants (and underlying Shares), SUBSCRIBER has consulted its own investment and/or legal and/or tax advisors and has determined, independent of the ISSUER, including its agents and representatives, that the investment being subscribed for by SUBSCRIBER is suitable for SUBSCRIBER. (vii) The SUBSCRIBER is not subscribing for Units, including the Shares and warrants (and underlying Shares), as a result of, or subsequent to, any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio or presented at any seminar or meeting.

                  (viii) The SUBSCRIBER shall indemnify and hold harmless the ISSUER, and any officer, director, or control person of the ISSUER, who is or may be a party to, or is or may be threatened to be made a party to, any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of, or arising from, any actual or alleged misrepresentation or misstatement of facts or omission to represent or state facts made or alleged to have been made by the SUBSCRIBER to the ISSUER (or any agent or representative of the ISSUER) or omitted or alleged to have been omitted by the SUBSCRIBER, concerning the SUBSCRIBER or the SUBSCRIBER's authority to invest or financial position in connection with this offering, including, without limitation, any such (ii) misrepresentation, misstatement, or omission contained in the Questionnaire or any other document submitted by the SUBSCRIBER, against losses, liabilities, and expenses for which the ISSUER, or any officer, director, or control person of the ISSUER has not otherwise been reimbursed (including attorneys' fees, judgments, fines, and amounts paid in settlement) actually and reasonably incurred by the ISSUER, or such officer, director, or control person in connection with such action, suit, or proceeding.

                  (ix) The SUBSCRIBER has been furnished with, and has carefully read this Subscription Agreement and is familiar with, and understands, the terms of the Offering. With respect to individual or partnership tax and other economic considerations involved in this investment, the undersigned is not relying on the ISSUER or any agent or representative of any of the ISSUER. The SUBSCRIBER has carefully considered and has, to the extent the SUBSCRIBER believes such discussion necessary, discussed with the SUBSCRIBER's professional legal, tax, accounting, and financial advisors the suitability of an investment in the Units, including the Shares and warrants (and underlying Shares), for the SUBSCRIBER's particular tax and financial situation and has determined that the Units, including the Shares and warrants (and underlying Shares), being subscribed for by the SUBSCRIBER are a suitable investment for the SUBSCRIBER.

                  (x) The SUBSCRIBER or the SUBSCRIBER's purchaser representative, as the case may be, has such knowledge and experience in financial, tax, and business matters so as to enable the SUBSCRIBER to utilize the information made available to the SUBSCRIBER in connection with the Offering to evaluate the merits and risks of an investment in the Units, including the Shares and warrants, and to make an informed investment decision with respect thereto. (xi) ISSUER represents, warrants to and agrees with SUBSCRIBER that it understands that the Confidential Executive Summary of Pride Business Development Holdings, Inc., contains references to future and prospective events which may or may not occur in the future as a result of matters both within and outside the control of the ISSUER and that SUBSCRIBER is not relying upon the Confidential Executive Summary of Pride Business Development Holdings, Inc., including any of its contents, in making its decision to invest in the Offering and the Units.

                  (xii) IN MAKING AN INVESTMENT DECISION PURCHASERS, WHICH INCLUDES SUBSCRIBERS, MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THE UNITS, INCLUDING THE SHARES AND WARRANTS (AND UNDERLYING SHARES), HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THE DISCLOSURE MATERIALS OR THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


            b. Current Public Information. SUBSCRIBER acknowledges that SUBSCRIBER has been furnished with or has otherwise acquired copies of the ISSUER's

Annual Report on Form 10-KSB for the year ended December 31, 2003 and the Forms 10-QSB for the quarters ended March 31, 2003, June 30, 2004, and September 30, 2004 and the Form 8-K Current Report for an event date of August 24, 2004 and such other public information, all as filed with the Securities and Exchange Commission (the "SEC"). The public information includes information about the ISSUER's wholly owned subsidiary, Pride Business Development Group.

            c. Independent Investigation; Access. SUBSCRIBER acknowledges that, in making its decision to purchase the Units subscribed for, it has relied on the publicly available information about the ISSUER only and upon independent investigations made by it and its representatives, if any. SUBSCRIBER and such representatives, if any, prior to the sale to it of the securities offered hereby, have been given access to, and the opportunity to examine, all material books and records of the ISSUER, all material contracts and documents relating to the ISSUER and this offering and an opportunity to ask questions of, and to receive answers from, executive officers of ISSUER concerning the ISSUER and the terms and conditions of this offering. SUBSCRIBER and its advisors, if any, acknowledge that they have received answers to any such inquiries and copies of documentary information requested.

            d. No Government Recommendation or Approval. SUBSCRIBER understands that no federal or state agency has passed on or made any finding or determination relating to the fairness of an investment in the Units, including the Shares and warrants, or has passed or made, or will pass on or make, any recommendation or endorsement of the Units, including the Shares and Warrants.

        3. Issuer Representations.

            a. Authority; Corporate Action. ISSUER has all necessary corporate power and authority to enter into this Subscription Agreement and to consummate the transactions contemplated hereby and thereby. All corporate action necessary to be taken by ISSUER to authorize the execution, delivery and performance of this Subscription Agreement, and all other agreements and instruments delivered by ISSUER in connection with the transactions contemplated hereby and thereby has been duly and validly taken and this Subscription Agreement have been duly executed and delivered by ISSUER. Subject to the terms and conditions of this Subscription Agreement, it constitutes the valid, binding and enforceable obligation of ISSUER, enforceable in accordance with its terms, except as enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws of general application now or hereafter in effect affecting the rights and remedies of creditors and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity); and (ii) the applicability of the federal and state securities laws and public policy as to the enforceability of the indemnification provisions of Section 4 hereof. The sale by the ISSUER of the Units, including the Shares and warrants, does not conflict with the certificate of incorporation or by-laws of the ISSUER, or any material contract by which the ISSUER or its property is bound, or any federal or state laws or regulations or decree, ruling or judgment of any United States or state court applicable to the ISSUER or its property.

            b. Issuer Shares to Subscriber. The Units, including the Shares and warrants (and underlying Shares), issued to SUBSCRIBER pursuant to this Subscription Agreement will be duly authorized, validly issued, fully paid and non-assessable.

            c. General Document Representation. To the best of ISSUER's knowledge, the written materials of the ISSUER previously delivered to SUBSCRIBER in connection with this Subscription Agreement, at the time they were given to SUBSCRIBER, were true and accurate in all material respects. SUBSCRIBER represents and warrants that the Confidential Executive Summary of Pride Business Development Holdings, Inc., contains references to future and prospective events which may or may not occur in the future as a result of matters both within and outside the control of the ISSUER.

        4. Representations and Warranties Made at Closing; Indemnification. Each party making the representations and warranties contained in Sections 2 and 3 also represents and warrants that they shall be true and accurate as of the closing. If either party has knowledge, prior to the closing that any such representations and warranties made by it shall not be true and accurate in any respect, such party will give written notice of such fact to the other party specifying which representations and warranties are not true and accurate and the reasons therefor. The representations and warranties of each party shall survive the purchase and sale of the Units.

      Each party to this Subscription Agreement agrees to fully indemnify, defend and hold harmless the other party, its officers, directors, employees, agents and attorneys from and against any and all losses, claims, damages, liabilities and expenses, including reasonable attorneys' fees and expenses, which may result from a breach of such party's representations, warranties and covenants contained herein.

        5. Legend. SUBSCRIBER understands that the ISSUER will instruct its transfer agent to place a stop transfer order with respect to the certificates representing the Shares and on the warrant agreement and that such certificates and agreements will bear the following legend or substantially similar: "The securities represented by this certificate have been acquired for investment and have not been registered under the Securities Act of 1933, as amended (the "Securities Act"). Transfer of these securities is prohibited except pursuant to registration under the Securities Act or pursuant to an available exemption from registration."

        6. Placement Agent. The ISSUER has engaged, consented to and authorized a Placement Agent to act as agent of the ISSUER in connection with the transactions contemplated by this Subscription Agreement. The ISSUER will pay the Placement Agent a commission in the form of both cash and shares and will reimburse the Placement Agent's reasonable out-ofpocket expenses incurred in connection with the Offering, and the ISSUER agrees to indemnify and hold harmless the SUBSCRIBERS from and against all fees, commissions or other payments owing by the ISSUER to the Placement Agent or any other person or firm acting on behalf of the ISSUER hereunder.

        7. Closing. The ISSUER will accept the subscriptions of all subscribers on a rolling basis, as it determines from time to time. The ISSUER may reject subscriptions in whole or in part. Funds of a SUBSCRIBER not applied to the Purchase Price will be returned to the SUBSCRIBER without interest. Each subscription is irrevocable by the SUBSCRIBER.

        8. Disclosure. Neither the ISSUER nor the SUBSCRIBER will disclose the terms of this Subscription Agreement without the written consent of the other party hereto, unless required by law or regulation or judicial action. In addition, SUBSCRIBER acknowledges that the information contained in the Executive Summary of Pride Business Development Holdings Inc. is confidential and non-public, and SUBSCRIBER agrees that all such information will be kept in confidence by the SUBSCRIBER and not used for its personal benefit or disclosed to any third party for any reason: provided that this obligation will not apply to any information that (i) is part of the public knowledge or literature and readily accessible at the date hereof, (ii) becomes part of the public knowledge or literature and readily accessible by publication, except as a result of a breach of this provision, or (iii) is received from third parties, except third parties who disclose such information in violation of any confidentiality agreements or obligations, including without limitation, any subscription agreement of even tenor entered into with the ISSUER.

        9. Governing Law. This Subscription Agreement shall be governed by and interpreted in accordance with the rulings of the laws of the State of California without regard to conflicts of law. The ISSUER and SUBSCRIBER each hereby agrees that any action, proceeding or claim against it arising out of, or relating in any way to this agreement shall be brought and enforced in the courts of the State of California or of the United States of America sitting in the State of California and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The ISSUER and SUBSCRIBER hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any process or summons to be served upon the ISSUER and SUBSCRIBER may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at its address set forth herein. Such mailing shall be deemed personal service and shall be legal and binding upon the ISSUER and SUBSCRIBER in any action, proceeding or claim. The ISSUER and SUBSCRIBER agrees that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys' fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor. SUBSCRIBER agrees that if it seeks to commence a suit in any other jurisdiction, it will reimburse ISSUER for the costs to enforce this provision and to remove to an appropriate California court all actions that have been commenced and are related thereto and terminate the action in the jurisdiction other than California.

        10. Entire Agreement. This Subscription Agreement, together with the questionnaires, constitutes the entire agreement among the parties hereof with respect to the subject matter hereof and supersedes any and all prior or contemporaneous representations, warrants, agreements and understandings in connection therewith. This Subscription Agreement may be amended only by a writing executed by all parties hereto.

        11. Notices. Any notice or other document required or permitted to be given or delivered to the parties to this Subscription Agreement shall be personally delivered or sent by facsimile or other form of electronic transmission to the party at the address or addresses or telecopier number on the signature page hereto. Unless otherwise specified in this agreement, all notices and other documents given under this agreement shall be deemed to have been duly given when delivered, if personally delivered, and when transmitted if sent by facsimile or other form of electronic transmission.

        12. Notice for Florida Residents. Pursuant to Section 517.016(11)(a) of the Florida Securities Act, if there are in excess of five persons with a residence in Florida, then all Florida Subscribers have a right to rescind their subscription agreements within three business days after the delivery of any consideration for the securities offered by the ISSUER. To withdraw the subscription, you must send, in writing, a statement of rescission to Mr. Ari L. Markow, Pride Business Development Holdings, Inc. 15760 Ventura Boulevard, Suit 1020, Encino, California 91436.


                            [SIGNATURE PAGES FOLLOW]

SIGNATURE PAGE FOR INDIVIDUAL SUBSCRIBER - COMPLETE ALL INFORMATION

Name:______________________Name of Joint Subscriber (if any):____________

Residence Address:_______________________________________________________

Telephone: (H)______________(W)___________________Fax____________________

Occupation:_______________Employer:______________________________________

Business Address:________________________________________________________

Send communications to: [ ] Home [ ] Office [ ] E-Mail:

Age:____________________________________________

Social Security Number:_________________________

Check manner in which securities are to be held:

[ ] Individual Ownership     [ ]  Tenants in Common     [ ]  Joint Tenants with
                                                             Right of
                                                             Survivorship (both
                                                             parties must sign)

[ ] Community Property                                  [ ]  Other (please
    indicate)


Amount of Investment:
--------------------

Number of Units:___________

Corresponding dollar amount (US$100,000.00 multiplied by number of Units):
$_____________________________

Accredited Investor Status For Individuals. (SUBSCRIBERS THAT ARE CORPORATIONS, LIMITED LIABILITY COMPANIES, PARTNERSHIPS, REVOCABLE TRUSTS, IRREVOCABLE TRUSTS, EMPLOYEE BENEFIT PLAN TRUSTS AND INDIVIDUAL RETIREMENT ACCOUNTS SHOULD IGNORE THE FOLLOWING QUESTIONS AND PROCEED TO THE ENTITY SIGNATURE PAGE).

                  (i) I am an accredited investor within the meaning of Section 2(15) of the Securities Act and Rule 501 promulgated thereunder because (check any boxes that apply):

[ ] My individual annual income during each of the two most recent years exceeded $200,000 and I expect my annual income during the current year will exceed $200,000.


[ ] If I am married, my joint annual income with my spouse during each of the two most recent years exceeded $300,000 and I expect my joint annual income with my spouse during the current year will exceed $300,000.

    My individual or joint (together with my spouse) net worth (including my 10 [ ] home, home furnishings and automobiles) exceeds $1,000,000.

        (ii) The aggregate value of my assets is approximately $_______________.

        (iii) My aggregate liabilities are approximately $__________________.

        (iv) My current and expected income is:


 YEAR                       INCOME


 2004 (Estimated)           $


 2003 (Actual)              $


 2002 (Actual)              $


      By initialing below, SUBSCRIBER acknowledges that, in making its decision to purchase the Units subscribed for, it has relied on the publicly available information about the ISSUER only and upon independent investigations made by it and its representatives, if any. SUBSCRIBER and such representatives, if any, prior to the sale to it of the securities offered hereby, have been given access to, and the opportunity to examine, all material books and records of the ISSUER, all material contracts and documents relating to the ISSUER and this offering and an opportunity to ask questions of, and to receive answers from, executive officers of ISSUER concerning the ISSUER and the terms and conditions of this offering. SUBSCRIBER and its advisors, if any, acknowledge that they have received answers to any such inquiries and copies of documentary information requested. Initials of SUBSCRIBER:
---------------------------------

      I hereby confirm the information set forth above is true and correct in all respects as of the date hereof and will be on the date of the purchase of the Units, including the Shares and warrants.

SUBSCRIBER:                        The foregoing subscription is accepted and
                                   the ISSUER hereby agrees to be bound by its terms

___________________________        PRIDE BUSINESS DEVELOPMENT HOLDINGS, INC.
Signature of Authorized
Signatory

Name:______________________        By:______________________________________
Title:_____________________        Name:____________________________________
Date:______________________        Title:___________________________________
                                   Date:____________________________________


SIGNATURE PAGE FOR ENTITY SUBSCRIBERS - COMPLETE ALL INFORMATION

Name of Entity:_______________________________________________________

Address of Principal Office:__________________________________________

Telephone:_____________________________ Fax:__________________________

Taxpayer Identification Number:_______________________________________

Check type of Entity:
  [] Employee Benefit [] Limited     [] General     []Individual
                         Partnership    Partnership   Retirement
                                                      Account

  []    Limited Liability []Revocable Trust []Corporation []Other Company
        Company                                            (please indicate)

  [] Irrevocable Trust (If the Investor is an Irrevocable Trust, a supplemental questionnaire must be completed by the person directing the decision for the trust to determine by accredited investor status. Please contact the ISSUER for a copy of such supplemental questionnaire.)

Amount of Investment:
--------------------

Number of Units:_____________________________________________

Corresponding dollar amount (US$100,000.00 multiplied by number of Units):
$_______________________

Date of Formation or incorporation:State of Formation:_____________________

Describe the business of the Entity:_______________________________________

---------------------------------------------------------------------------

List the names and positions of the executive officers, managing members, partners or trustees authorized to act with respect to investments by the Entity generally and specify who has the authority to act with respect to this investment.

Name                     Position                 Authority for this investment
                                                  (yes) (no)

Accredited Investor Status for Entities.

(a) check all boxes which apply (IRA Entities can skip this question and go to (b)):

[]     The Entity was not formed for the specific purpose of investing in the
       ISSUER
[]     The Entity has total assets in excess of $5 million dollars

[] For Employee Benefit Plan Trusts Only: The decision to invest in the ISSUER, was made by a plan fiduciary, as defined in Section 3(21) of ERISA, who is either a bank, insurance company or registered investment advisor.

(b) If you did not check the first two of the three boxes in Question (a) or if the Entity is an Individual Retirement Account, a Self-directed Employee Benefit Plan Trust or an Irrevocable Trust, list the name of each person who:

        (i) owns an equity interest in the Entity (i.e., each shareholder if the Entity is a corporation, each member if the Entity is a limited liability company and each partner if the Entity is a partnership); or

        (ii) is a grantor for the revocable trust or Individual Retirement Account; or

        (iii) is the person making the investment decision for a self-directed Employee Benefit Plan Trust; or

        (iv) is the person making the investment decisions for an Irrevocable Trust.

      By initialing below, SUBSCRIBER acknowledges that, in making its decision to purchase the Units subscribed for, it has relied on the publicly available information about the ISSUER only and upon independent investigations made by it and its representatives, if any. SUBSCRIBER and such representatives, if any, prior to the sale to it of the securities offered hereby, have been given access to, and the opportunity to examine, all material books and records of the ISSUER, all material contracts and documents relating to the ISSUER and this offering and an opportunity to ask questions of, and to receive answers from, executive officers of ISSUER concerning the ISSUER and the terms and conditions of this offering. SUBSCRIBER and its advisors, if any, acknowledge that they have received answers to any such inquiries and copies of documentary information requested. Initials of SUBSCRIBER:___________

EACH PERSON LISTED ABOVE MUST SEPARATELY COMPLETE AND SUBMIT TO THE ISSUER THE ANSWERS TO THE QUESTIONS FOLLOWING THE SIGNATURE BOX BELOW AND SIGN THE WRITTEN CONFIRMATION IMMEDIATELY FOLLOWING.

SUBSCRIBER:                        The foregoing subscription is accepted and
                                   the ISSUER hereby agrees to be bound by its
                                      terms

___________________________        PRIDE BUSINESS DEVELOPMENT HOLDINGS, INC.
Signature of Authorized
Signatory

Name:______________________        By:______________________________________
Title:_____________________        Name:____________________________________
Date:______________________        Title:___________________________________
                                   Date:____________________________________

Accredited Investor Questions for Entity equity owners and investment decision
-------------------------------------------------------------------------------
makers

(a) I am an accredited investor within the meaning of Section 2(15) of the Securities Act and Rule 501 promulgated thereunder because (check any boxes that apply):

        [] My individual annual income during each of the two most recent years exceeded $200,000 and I expect my annual income during the current year will exceed $200,000.

        [] If I am married, my joint annual income with my spouse during each of the two most recent years exceeded $300,000 and I expect my joint annual income with my spouse during the current year will exceed $300,000.
        [] My individual or joint (together with my spouse) net worth (including my home, home furnishings and automobiles) exceeds $1,000,000.

        [] The aggregate value of my assets is approximately $ .

(b) My aggregate liabilities are approximately $ .

(c) My current and expected income is:


                  YEAR                       INCOME
                 -------------------------------------------------
                  2004 (Estimated)           $

                 -------------------------------------------------
                  2003 (Actual)              $

                 -------------------------------------------------
                  2002 (Actual)              $

                 -------------------------------------------------


I hereby confirm the information set forth above is true and correct in all respects as of the date hereof and will be on the date of the purchase of Shares.



Date:________________________  Name:________________________________

                   PRIDE BUSINESS DEVELOPMENT HOLDINGS, INC.
                               NASD QUESTIONNAIRE
                                  INSTRUCTIONS


IMPORTANT: PLEASE READ CAREFULLY BEFORE SIGNING. SIGNIFICANT REPRESENTATIONS ARE CONTAINED IN THIS QUESTIONNAIRE.


1.           READ ALL DEFINITIONS ON PAGES 16 AND 17 BEFORE ANSWERING ANY
             QUESTIONS.

2.           EVERY PERSON MUST ANSWER QUESTIONS 1 THROUGH 7 AND SIGN ON PAGE 20.


If you have any questions regarding this questionnaire, please call Ari L. Markow, Esq., at (866) 868-0461.

                       DEFINITIONS FOR NASD QUESTIONNAIRE


Affiliate:  An Affiliate of any person (for purposes hereof a "person" includes a partnership, corporation or other legal entity such as a trust or estate) is a person that controls, is controlled by or is under common control with such person. For purposes of this definition:

                (i) a person should be presumed to control a Member of the NASD if the person beneficially owns 10% or more of the outstanding voting securities of a Member of the NASD which is a corporation, or beneficially owns a partnership interest in 10% or more of the distributable profits or losses of a Member of the NASD which is a partnership;

                (ii) a Member of the NASD should be presumed to control a person if the Member of the NASD and Persons Associated with a Member of the NASD beneficially own 10% or more of the outstanding voting securities of a person which is a corporation, or beneficially own a partnership interest in 10% or more of the distributable profits or losses of a person which is a partnership; and

                (iii) a person should be presumed to be under common control with a Member of the NASD if:

                        (1) the same person controls both the Member of the NASD
                and such person by beneficially owning 10% or more of the outstanding voting securities of the Member of the NASD and other such person which is a corporation, or by beneficially owning a partnership interest in 10% or more of the distributable profits or losses of the Member of the NASD and other such person which is a partnership; or

                        (2) a person having the power to direct or cause the
                direction of the management or policies of the Member of the NASD also has the power to direct or cause the direction of the management or policies of the other entity in question.

Immediate
Family: The "Immediate Family" of any person, including an employee of or Person Associated with a Member of the NASD, includes the parents, mother-in-law, father-in-law, husband or wife, brother or sister, brother-in-law or sister-in-law, son-in-law or daughter-in-law, and children of such person or any other individual who is supported, directly or indirectly, to a material extent by such person.

Member of
the NASD:   A "Member of the NASD" is any broker or dealer admitted to membership in the NASD.

NASD:       The National Association of Securities Dealers, Inc.

Person
Associated
with a
Member of
the NASD:   A "Person Associated with a Member of the NASD" is every
            sole proprietor, partner, officer, director or branch manager of any Member of the NASD, or any natural person occupying a similar status or performing similar functions, or any natural person engaged in the investment banking or securities business who is directly or indirectly controlling or controlled by such Member of the NASD (for example, any employee), whether or not any such person is registered or exempt from registration with the NASD.

Print Name:


  1. State whether you or any of your Affiliates or any members of your Immediate Family are

      (a) a Member of the NASD;

           []  Yes     []  No

      (b) a Person Associated with a Member of the NASD; or

           []  Yes     []  No

      (c) an Affiliate of a Member of the NASD.

           []  Yes     []  No

  2. State whether you or any of your Affiliates own stock or other securities of any Member of the NASD or an Affiliate of a Member of the NASD.

           []  Yes     []  No

  3. State whether you or any of your Affiliates have made a subordinated loan to any Member of the NASD.

           []  Yes     []  No

 4. If you marked "Yes" to any of the questions above, please briefly describe the facts below, giving the names of the Members of the NASD to which your answer refers (including, for example, percentage of ownership, amount of loan and interest payable, applicable dates, names of Affiliates, immediate family, etc.).

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State whether you are an Immediate Family member of a partner of Graubard
Miller, counsel to Pride Business Development Holdings, Inc.


           []  Yes     []  No

6. (a) State whether you provided an consulting or other services to the Company.

           []  Yes     []  No

      If you marked "Yes", please briefly describe such services, including cash and non-cash compensation received and attach copies of written agreements or correspondence describing such services.

      -----------------------------------------------------------------------

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     (b)   Please identify any of the following relationships you have with the
           Underwriter or any other Member of the NASD.

                  None                                               [ ]
                  Advisor                                            [ ]
                  Officer                                            [ ]
                  Director                                           [ ]
                  Trustee                                            [ ]
                  Founder                                            [ ]
                  Registered Representative 5% Stockholder Employee  [ ]
                  Immediate Family Broker/Dealer                     [ ]
                  Promoter                                           [ ]
                  Consultant                                         [ ]
                  Finder                                             [ ]
                  Bridge Lender                                      [ ]
                  General Partner                                    [ ]
                  Limited Partner                                    [ ]
                  Equity Investor                                    [ ]
                  Client or Customer Subordinated Debt Holder Other  [ ]

      Please describe the nature of any relationship identified above. For example, if you are an advisor, promoter, consultant or finder, describe the compensation you received; if you are an equity investor, state the class of securities and percentage interest you hold; and if you are an Immediate Family Member, describe the exact relationship, including the name of the person to whom you are related and the position such person holds with Underwriter or such other Member of the NASD. Identify the Member of the NASD:

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7.    State whether you have any oral and/or written agreements with any Member of the NASD or Person Associated With a Member of the NASD concerning the disposition of your securities of the Company.

           []  Yes     []  No

      If you marked "Yes", please briefly describe such agreement and attach copies of written agreements or correspondence describing such arrangement.


      I hereby affirm that the answers to the above NASD Questionnaire are true and correct as of the date set forth below.


Date:___________________ ________________________ ________________________
                         (Sign Name)              (Print Name)